EXHIBIT 99.2

On December 15, 2015, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the "Company") completed the acquisition of the Ritz-Carlton St. Thomas in St. Thomas, U.S. Virgin Islands. The fair value of the net assets acquired at the time of the acquisition was approximately $64 million. The Company has not finalized the purchase price allocation related to the assets acquired. On July 9, 2015, Ashford Prime completed the acquisition of the Bardessono Inn & Spa (Yountville Investors, LLC) in Napa Valley, California. The fair value of the net assets acquired at the time of the acquisition was approximately $83 million.The unaudited pro forma financial information has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisitions and related transactions occurred on the date indicated or what may result in the future.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2015
(in thousands, except share amounts)

	Ashford Prime Consolidated Historical(A)	RC Hotels (Virgin Islands) Inc.(B)	Adjustments(C)		Ashford Prime Consolidated Pro Forma
Assets
Cash and cash equivalents	$85,708	$105	$(64,000)	(i)	$64,176
			1,371	(ii)
			40,992	(iii)
Investment in hotel properties, net	1,034,073	55,181	64,000	(i)	1,153,254
Restricted cash	32,007	—	—		32,007
Accounts receivable, net of allowance	13,714	2,010	—		15,724
Inventories	809	518	—		1,327
Note receivable	8,098	—	—		8,098
Deferred costs, net	3,867	—	1,008	(iii)	4,875
Prepaid expenses	3,684	449	—		4,133
Investment in unconsolidated entity	47,073	—	—		47,073
Investment in Ashford Inc., at fair value	12,365	—			12,365
Derivative assets	1,795	—	—		1,795
Other assets	2,415	53	—		2,468
Intangible asset, net	23,240	—	—		23,240
Due from Ashford Trust OP, net	110	—			110
Due from related party, net	535	—	—		535
Due from third-party hotel managers	8,599	992	—		9,591
Total assets	$1,278,092	$59,308	$43,371		$1,380,771
Liabilities and Equity
Liabilities:
Indebtedness	$760,344	$—	42,000	(iii)	$802,344
Accounts payable and accrued expenses	37,482	5,498	—		42,980
Dividends payable	3,320	—	—		3,320
Unfavorable management contract liabilities	198	—	—		198
Due to Ashford Inc.	2,441	—	—		2,441
Due to third-party hotel managers	1,146	—	—		1,146
Intangible liability, net	3,696	—	—		3,696
Other liabilities	1,146	—	—		1,146
Total liabilities	$809,773	$5,498	$42,000		$857,271
5.50% Series A cumulative convertible preferred stock, $.01 par value, 2,600,000 shares issued and outstanding at September 30, 2015	62,339	—			62,339
Redeemable noncontrolling interests in operating partnership	59,484	—	—		59,484
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 29,736,757 shares issued, 28,471,004 shares outstanding at September 30, 2015	297	—			297
Additional paid-in capital	456,172	106,364	1,371	(ii)	563,907
Accumulated deficit	(83,564)	(52,554)	—		(136,118)
Treasury stock, at cost (1,265,753 shares at September 30, 2015)	(21,826)	—	—		(21,826)
Total stockholders’ equity of the Company	351,079	53,810	1,371		406,260
Noncontrolling interest in consolidated entities	(4,583)	—	—		(4,583)
Total equity	346,496	53,810	1,371		401,677
Total liabilities and equity	$1,278,092	$59,308	$43,371		$1,380,771

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Represents the historical consolidated balance sheet of Ashford Prime as of September 30, 2015, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed on November 9, 2015.

(B)	Represents the historical balance sheet of RC Hotels (Virgin Islands) Inc. as of September 30, 2015, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(C)
Represents adjustments for Ashford Prime’s purchase of the Ritz-Carlton St. Thomas as of September 30, 2015, which includes; (i) the cash consideration to be paid for the acquisition of the Ritz-Carlton St. Thomas; (ii) cash consideration received for the negative working capital assumed from the acquisition of the Ritz-Carlton St. Thomas; and (iii) the deferred loan costs and cash proceeds associated with the financing of a mortgage loan in connection with the acquisition of the Ritz-Carlton St. Thomas.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2015
(in thousands, except share and per share amounts)

	Ashford Prime Consolidated Historical(A)	Yountville Investors, LLC(B)	Yountville Investors, LLC Adjustments(C)		RC Hotels (Virgin Islands), Inc.(D)	RC Hotels (Virgin Islands), Inc. Adjustments(E)		Ashford Prime Consolidated Pro Forma
Revenue
Rooms	$192,868	$5,607	$—		$22,476	$—		$220,951
Food and beverage	58,368	1,954	—		11,770	—		72,092
Other	10,038	830	—		6,427	—		17,295
Total hotel revenue	261,274	8,391	—		40,673	—		310,338
Other	111	—	—		—	—		111
Total revenue	261,385	8,391	—		40,673	—		310,449
Expenses
Hotel operating expenses:
Rooms	41,895	1,346	—		6,158	—		49,399
Food and beverage	38,926	1,795	—		10,287	—		51,008
Other expenses	69,405	2,998	116	(iii)	14,984	—		87,503
Management fees	10,564	258	(6)	(i)	1,419	—		12,235
Total hotel operating expenses	160,790	6,397	110		32,848	—		200,145
Property taxes, insurance and other	13,781	407	—		—	—		14,188
Depreciation and amortization	32,384	1,030	113	(ii)	3,082	(720)	(i)	35,889
Impairment charges	—	—	—		15,086	(15,086)	(ii)	—
Transaction costs	255	—	—		—	—		255
Advisory services fee	9,776	—	—		—	—		9,776
Corporate general and administrative	3,810	—	—		—	—		3,810
Total operating expenses	220,796	7,834	223		51,016	(15,806)		264,063
Operating income (loss)	40,589	557	(223)		(10,343)	15,806		46,386
Equity in loss of unconsolidated entity	(4,219)	—	—		—	—		(4,219)
Interest income	21	—	—		—	—		21
Other income	1,233	—	—		—	—		1,233
Other expense	—	(698)	698	(iv)	—	—		—
Interest expense and amortization of premiums and loan costs	(28,060)	(2,675)	2,675	(v)	—	(1,995)	(iii)	(30,055)
Write-off of loan costs and exit fees	(54)	—	—		—	—		(54)
Unrealized loss on investment in Ashford Inc.	(5,621)	—	—		—	—		(5,621)
Unrealized loss on derivatives	(2,101)	—	—		—	—		(2,101)
Income (loss) before income taxes	1,788	(2,816)	3,150		(10,343)	13,811		5,590
Income tax expense	(371)	—	—	(vi)	—	(4)	(iv)	(375)
Net income (loss)	1,417	(2,816)	3,150		(10,343)	13,807		5,215
Income from consolidated entities attributable to noncontrolling interests	(1,068)	—	—		—	—		(1,068)
Net income attributable to redeemable noncontrolling interests in operating partnership	(671)	—	(138)	(vii)	—	(573)	(v)	(1,382)
Net income (loss) attributable to the Company	(322)	(2,816)	3,012		(10,343)	13,234		2,765
Preferred dividends	(1,093)	—	—		—	—		(1,093)
Net income (loss) available to common stockholders	$(1,415)	$(2,816)	$3,012		$(10,343)	$13,234		$1,672
Income per share – basic:
Income attributable to common stockholders	$(0.06)							$0.06
Weighted average common shares outstanding—basic	25,109							25,109
Income per share – diluted:
Income attributable to common stockholders	$(0.06)							$0.06
Weighted average common shares outstanding—diluted	25,109					—	(F)	25,109
Dividends declared per common share	$0.25							$0.25
Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$(322)	$(2,816)	$3,012		$(10,343)	$13,234		$2,765
Preferred dividends	(1,093)	—	—		—	—		(1,093)
Net income (loss) attributable to common stockholders	$(1,415)	$(2,816)	$3,012		$(10,343)	$13,234		$1,672

See accompanying notes.

ASHFORD HOSPITALITY PRIME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(in thousands, except share and per share amounts)

	Ashford Prime Consolidated Historical(A)	Yountville Investors, LLC(B)	Yountville Investors, LLC Adjustments(C)		RC Hotels (Virgin Islands) Inc.(D)	RC Hotels (Virgin Islands) Inc. Adjustments(E)		Ashford Prime Consolidated Pro Forma
Revenue
Rooms	$226,495	$12,189	$—		$24,213	$—		$262,897
Food and beverage	67,854	3,548	—		12,662	—		84,064
Other	12,844	1,540	—		7,263	—		21,647
Total hotel revenue	307,193	17,277	—		44,138	—		368,608
Other	115	—	—		—	—		115
Total revenue	307,308	17,277	—		44,138	—		368,723
Expenses
Hotel operating expenses:
Rooms	51,636	2,737	—		6,905	—		61,278
Food and beverage	44,297	3,422	—		11,577	—		59,296
Other expenses	80,593	5,778	—		19,323	—		105,694
Management fees	12,525	533	(15)	(i)	1,324	—		14,367
Total hotel operating expenses	189,051	12,470	(15)		39,129	—		240,635
Property taxes, insurance and other	16,174	675	—		—	—		16,849
Depreciation and amortization	40,686	2,575	1,183	(ii)	6,120	(2,970)	(i)	47,594
Advisory services fee	12,534	—	—		—	—		12,534
Transaction costs	1,871	—	—		—	—		1,871
Corporate general and administrative	3,242	—	—		—	—		3,242
Total operating expenses	263,558	15,720	1,168		45,249	(2,970)		322,725
Operating income (loss)	43,750	1,557	(1,168)		(1,111)	2,970		45,998
Interest income	27	—			—	—		27
Other expense	—	(235)	235	(iv)	—	—		—
Interest expense and amortization of premiums and loan costs	(39,031)	(5,853)	5,853	(v)	—	(2,648)	(iii)	(41,679)
Unrealized loss on derivatives	(111)	—	—		—	—		(111)
Income (loss) before income taxes	4,635	(4,531)	4,920		(1,111)	322		4,235
Income tax expense	(1,097)	—	(174)	(vi)	—	—	(iv)	(1,271)
Net income (loss)	3,538	(4,531)	4,746		(1,111)	322		2,964
Income from consolidated entities attributable to noncontrolling interests	(1,103)	—	—		—	—		(1,103)
Net income attributable to redeemable noncontrolling interests in operating partnership	(496)	—	(190)	(vii)	—	204	(v)	(482)
Net income (loss) attributable to the Company	1,939	(4,531)	4,556		(1,111)	526		1,379
Preferred dividends	—	—	(3,575)	(viii)	—	—		(3,575)
Net income (loss) available to common stockholders	$1,939	$(4,531)	$981		$(1,111)	$526		$(2,196)
Income (loss) per share – basic:
Net income (loss) attributable to common stockholders	$0.08							$(0.09)
Weighted average common shares outstanding—basic	24,473		200	(ix)				24,673
Income (loss) per share – diluted:
Net income (loss) attributable to common stockholders	$0.07							$(0.09)
Weighted average common shares outstanding—diluted	33,325		200	(ix)		(8,852)	(G)	24,673
Dividends declared per common share	$0.20							$0.20
Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$1,939	$(4,531)	$4,556		$(1,111)	$526		$1,379
Preferred dividends	—	—	(3,575)	(viii)	—	—		(3,575)
Net income (loss) attributable to common stockholders	$1,939	$(4,531)	$981		$(1,111)	$526		$(2,196)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A)
Represents the historical consolidated statement of operations of Ashford Prime for the year ended December 31, 2014, as reported in its Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015 and the condensed consolidated statement of operations of Ashford Prime for the nine months ended September 30, 2015, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed on November 9, 2015.

(B)
Represents the historical consolidated statement of operations of Yountville Investors, LLC for the the six months ended June 30, 2015, as reported in the Registrant's Current Report on Form 8-K/A filed on February 3, 2016; and the year ended December 31, 2014, as reported in the Registrant's Current Report on Form 8-K filed on on July 15, 2015.

(C)
Represents adjustments for Ashford Prime’s purchase of the Bardessono Inn & Spa for the six months ended June 30, 2015 and December 31, 2015; which include; (i) a contractual adjustment to management fees for the difference between the historical management fee the seller was obligated to pay and the management fee Ashford Prime contracted to pay; (ii) additional depreciation expense based on Ashford Prime's new cost basis in the acquired hotel; (iii) additional lease expense based on the estimated fair value of the ground lease; (iv) elimination of nonrecurring transaction costs incurred by the seller associated with the sale of the hotel; (v) the elimination of interest expense associated with indebtedness not assumed; (vi) no further adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed with the Bardessono Inn & Spa for the six months ended June 30, 2015 and incremental income tax expense for the year ended December 31, 2014; (vii) adjustment to (income) loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Bardessono Inn & Spa based on ownership interests of 25.85% for the six months ended June 30, 2015 and 25.88% for the year ended December 31, 2014; (viii) adjustment for preferred dividends; and (ix) adjustment to basic and diluted weighted average shares outstanding for the year ended December 31, 2014 for the issuance of 200,000 shares of Ashford Prime common stock.

(D)
Represents the historical consolidated statement of operations of RC Hotels (Virgin Islands) Inc. for the the nine months ended September 30, 2015, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(E)
Represents adjustments for Ashford Prime’s purchase of the Ritz-Carlton St. Thomas for the nine months ended September 30, 2015, and the year ended December 31, 2014; which include; (i) adjustment to depreciation expense based on Ashford Prime's new cost basis in the acquired hotel; (ii) elimination of impairment charges incurred by the seller associated with the sale of the hotel for the nine months ended September 30, 2015 (iii) interest expense and amortization associated with indebtedness incurred upon the acquisition of the hotel; (iv) additional income tax expense to reflect total income tax expense as if the consolidated group filed with the Ritz-Carlton St. Thomas for the nine months ended September 30, 2015 and no further adjustment to income tax expense to reflect total income tax expense as if the consolidated group filed with the Ritz-Carlton St. Thomas for the year ended December 31, 2014; and (v) adjustment to (income) loss attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Ritz-Carlton St. Thomas based on ownership interests of 16.53% for the nine months ended September 30, 2015 and 25.88% for the year ended December 31, 2014.

(F)
The assumed conversion of 7.4 million partnership units, the assumed conversion of 2.6 million shares Ashford Prime Series A cumulative convertible preferred stock into 3.4 million shares of Ashford Prime common stock, the effect of 69,000 performance stock units and the effect of 38,000 restricted units have been excluded from the pro forma diluted EPS calculation for the nine months ended September 30, 2015, as the impact would be anti-dilutive.

(G)
Represents an adjustment for the assumed conversion of 8.5 million partnership units as the partnership units should be excluded from the pro forma diluted EPS calculation for the year ended December 31, 2014, as the impact would be anti-dilutive. Additionally, the assumed conversion of 2.6 million shares Ashford Prime Series A cumulative convertible preferred stock into 3.4 million shares of Ashford Prime common stock has been excluded from the pro forma diluted EPS calculation for the year ended December 31, 2014, as the impact would be anti-dilutive.